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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): July 1, 2002
                                                  ------------



                           CASELLA WASTE SYSTEMS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its chapter)



           Delaware                      000-23211               03-0338873
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)


25 GREENS HILL LANE, RUTLAND, VERMONT                         05701
--------------------------------------------                --------
  (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:  (802) 775-0325
                                                     --------------



            --------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5. OTHER EVENTS.

     On July 1, 2002, Casella Waste Systems, Inc. (the "Company") announced its intention to sell $175.0 million of senior subordinated notes due 2012. Concurrently with the offering, the Company expects to obtain a new credit facility of $300.0 million. A copy of the Company's press release announcing the foregoing is attached as Exhibit 99.1.

     The Company also announced its financial results for the fourth quarter and its 2002 fiscal year, and provided guidance on its expected performance for its 2003 fiscal year. A copy of the Company's press release announcing the foregoing is attached as Exhibit 99.2.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits. The following exhibits are being filed herewith.



EXHIBIT NUMBER    DESCRIPTION

    99.1 Casella Waste Systems, Inc. Press Release dated July 1, 2002, announcing its intention to sell senior subordinated notes and to enter into a new credit facility.

    99.2 Casella Waste Systems, Inc. Press Release dated July 1, 2002, announcing its financial results and providing guidance on fiscal year 2003.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CASELLA WASTE SYSTEMS, INC.



                                           BY: /s/ JOHN W. CASELLA
                                              ------------------------------
                                              Name:  John W. Casella
                                              Title: Chief Executive Officer

Date: July 3, 2002



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                                  EXHIBIT INDEX

EXHIBIT NUMBER    DESCRIPTION

    99.1 Casella Waste Systems, Inc. Press Release dated July 1, 2002, announcing its intention to sell senior subordinated notes and to enter into a new credit facility.

    99.2 Casella Waste Systems, Inc. Press Release dated July 1, 2002, announcing its financial results and providing guidance on fiscal year 2003.